Exhibit 10.13
RETIREMENT AGREEMENT AND GENERAL RELEASE OF CLAIMS

FactSet Research Systems Inc. (the “Company”) and F. Philip Snow (“Executive”), have entered into this Retirement Agreement and General Release of Claims (this “Agreement”) to set forth the full and final terms of Executive’s retirement from the Company as its chief executive officer and to provide for the terms pursuant to which Executive has agreed to provide special advisory services to the board of directors of the Company (the “Board”) and to Executive’s successor as chief executive officer. This Agreement shall be governed by the statutes and common law of Connecticut, excluding any that mandate the use of another jurisdiction’s laws. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Equity Award Agreement between Executive and the Company, dated June 15, 2020 (the “Equity Award Agreement”).

The Company and Executive agree as follows:

Section 1.     In General

The Company and Executive hereby agree that effective as of September 8, 2025 or such other date as mutually agreed (the “Transition Date”) that Executive’s successor as chief executive officer of the Company starts employment, Executive hereby resigns from all offices, title, positions and appointments with the Company and any of its Affiliates, including as a member of the Board. On and following the Transition Date, Executive will remain employed by the Company as a special advisor to the Board and to Executive’s successor as chief executive officer of the Company until December 31, 2025 (the “Retirement Date” and the period as special advisor, the “Transition Period”).

Section 2.     Compensation and Benefits

(a)     During the Transition Period, Executive will continue to receive his current base salary and will participate in all current employee benefit plans of the Company that he is currently eligible to participate in, as may be amended from time to time by the Company.

(b)     Following the end of fiscal year 2025, provided that Executive remains employed with the Company in good standing, Executive will be eligible to receive an annual cash bonus for fiscal year 2025 in accordance with the terms and conditions of the Company’s annual cash bonus program applicable to Executive and other senior executives of the Company.

(c)     Executive will not be eligible to receive any incentive awards in fiscal year 2026 or thereafter, and will not be eligible to receive any payments or benefits under the Company’s Executive Severance Plan.

Section 3.     Equity Award Treatment

(a)     As of the date of this Agreement, Executive holds outstanding equity-based awards of the Company as set forth on Appendix A hereto.

Exhibit 10.13
(b)     Pursuant to the terms of the Equity Award Agreement as modified by this Agreement, provided that Executive executes and does not revoke this Agreement, inclusive of the First Release and the Second Release set forth below, and further provided that Executive continues to comply with the terms of this Agreement, Executive’s equity awards that are outstanding on the Retirement Date will be treated as follows (the “Equity Award Treatment”):

    (i)    All stock options granted to Executive at least one year prior to the Retirement Date (including the fiscal year 2025 stock options granted to Executive on November 1, 2024) will, to the extent unvested as of such date, continue to vest in accordance with their original schedule(s) without regard to continued service;

(ii)     All stock options granted to Executive that are vested as of the Retirement Date will be exercisable for ninety (90) days after the Retirement Date, and all stock options that become vested in accordance with Section 3(b)(i) will thereafter be exercisable until the date that is ninety (90) days after the date that the final tranche of the applicable stock option award vests; and

(iii)     All performance share units granted to Executive at least one year prior to the Retirement Date (including the fiscal year 2025 performance share units granted to Executive on November 1, 2024) will remain outstanding and eligible to vest, without regard to continued service, subject to the achievement of applicable performance goals at the end of the original performance period(s).

(c)     Upon a breach of the terms of this Agreement, including the Second Release requirement, a breach of Executive’s restrictive covenant obligations to the Company and its Affiliates, or upon a termination for Cause prior to the Retirement Date, Executive’s outstanding and unvested equity awards will be treated in accordance with Section 5 (Forfeiture of Covered Awards) of the Equity Award Agreement.

Section 4.     First Complete General Release of Claims

Executive acknowledges and represents that the consideration provided by the Company in this Agreement is adequate and satisfactory in exchange for the general release provided by Executive in this Section 4 and for the other commitments Executive makes in this Agreement, and that, in exchange for Executive’s continued employment during the Transition Period and the Equity Award Treatment, the following releases are made as of the date of this Agreement, subject to this First Complete General Release of Claims being executed no later than August 16, 2025 and not being revoked during the seven-calendar day period following Executive’s execution (the “First Release”):

(a)     Claims Released: Except for the claims identified in Section 4(b), Executive irrevocably and unconditionally releases (i.e., give up), acquits and forever discharges all known and unknown claims, promises, causes of action, charges, complaints, demands, liabilities, obligations, agreements, controversies, damages, suits, entitlements, costs, losses, debts and expenses (including attorneys’ fees and legal expenses) or similar rights of any type that Executive ever had, now has or may hereafter claim to have (“Claims”) with respect to any Released Party listed in Section 4(c) arising from the beginning of time up to the date Executive executes this Agreement. Executive understands that he is not releasing future rights or claims, meaning rights or claims that arise after the date of this Agreement. Executive understands that the Claims he is releasing might arise under many different

Exhibit 10.13
federal, state, local or non-U.S. laws (including statutes, regulations, other administrative guidance, and common law doctrines). Without limiting the generality of the foregoing, Executive acknowledges that he knowingly and voluntarily waives and releases any and all Claims under the Age Discrimination in Employment Act (the “ADEA”) and Executive Order 11,141, which prohibit age discrimination in employment, as well as all Claims under the following:

(i)    Anti-discrimination statutes, such as Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, and Executive Order 11,246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; the Genetic Information Nondiscrimination Act of 2008, which prohibits discrimination based on genetic information; and any other federal, state, local or non-U.S. laws prohibiting discrimination in employment based on a protected category, such as actual or perceived race, religion, color, national origin, ancestry, physical or mental disability, medical condition, genetic information, marital status, sex, sexual orientation, or association with a person who has, or is perceived to have, any of those characteristics;

(ii)    Federal employment statutes, such as the Worker Adjustment and Retraining Notification Act, which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects employee benefits; and any other federal laws relating to employment, such as veterans’ reemployment rights laws; and

(iii)    Other laws, such as any federal, state, local or non-U.S. laws mandating leaves of absence, restricting an employer’s right to terminate employees, or otherwise regulating employment; any federal, state, local or non-U.S. law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any other federal, state, local or non-U.S. laws providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related Claims; any other law relating to salary, commission, compensation, benefits, and other matters; and family and medical leave laws.

Examples of released Claims include, but are not limited to the following (except to the extent explicitly preserved by Section 4(b) of this Agreement): (i) Claims that in any way relate to or arose during Executive’s employment with the Company, or the termination of that employment, such as Claims for compensation, bonuses, commissions, lost wages, or unused accrued vacation or sick pay; (ii) Claims that in any way relate to the design or administration of any employee benefit program; (iii) Claims that Executive has irrevocable or vested rights to severance or similar benefits or to post-employment health or group insurance benefits; (iv) any Claims to attorneys’ fees or other indemnities (such as under the Civil Rights Attorneys’ Fees Act), with respect to Claims Executive is releasing; or (v) Claims under the Connecticut Human Rights and Opportunities Law, the Connecticut Family and Medical Leave Law, the Connecticut Age Discrimination and Employee Insurance Benefits Law, and the Connecticut Smokers’ Rights Law.

Exhibit 10.13
(b)     Claims Not Released: This Agreement does not release any claims that the law does not permit Executive to release. Nothing herein affects Executive’s rights to indemnification in respect of Executive’s service as a director or officer of the Company or any of its Affiliates including any rights under the Company’s constitutional documents and the Company’s Directors and Officers’ Insurance Policy, which shall continue in full force and effect pursuant to their terms, reimbursement for business expenses incurred through the date of this Agreement in accordance with Company policy, payment of accrued salary, payment for accrued but unused vacation in accordance with Company policy, vested benefits under the Company’s 401(k) plan, the Company’s Stock Option and Award Plan, as amended and restated (the “Stock Option and Award Plan”), and any other rights pursuant to the employee benefit plans of the Company and its Subsidiaries that are accrued and vested as of the date of this Agreement, subject to the terms of the applicable plan. Furthermore, this Agreement does not release Executive’s rights to the Equity Award Treatment. In addition, nothing in this Agreement shall prohibit or restrict Executive from challenging the knowing and voluntary nature of Executive’s release of claims under the ADEA pursuant to the Older Workers Benefit Protection Act.

(c)     Released Parties: The Released Parties are the Company, all current and former parents, Subsidiaries, Affiliates, partnerships, or joint ventures, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection, and their successors (individually a “Released Party” and collectively, the “Released Parties”).

Section 5.     Second Release of Claims

Executive agrees that his eligibility to receive the Equity Award Treatment is subject to his execution, not later than 21 days following the Retirement Date, of a second release of claims (the “Second Release”) in the form attached hereto as Appendix B, and the non-revocation of the Second Release during the period specified therein. If Executive fails to execute and deliver the Second Release within 21 days following the Retirement Date, or if he revokes the Second Release as provided therein, Executive will forfeit his right to receive the Equity Award Treatment; however, the First Release shall remain in full force and effect.

Section 6.     Promises

(a)     Company Property and Debts: On or before the Retirement Date, Executive will return to the Company all files, memoranda, documents, records, copies of the foregoing, Company-provided credit cards, keys, building passes, security passes, access or identification cards, devices and equipment belonging to the Company (including computers, laptops, tablets, smart phones, handheld electronic devices, telephone equipment, and other electronic devices), and any other property of the Company or any Released Party in Executive’s possession or control, other than specific mutually approved devices, all with the Company’s consent. Executive has cooperated with the Company and will cooperate with the Company regarding the proper handling of any digital property of the Company that may be retained in mobile phone or related digital storage devices, media or accounts. As of the Retirement Date, Executive will have cleared all expense accounts, repaid everything he owes to the Company or any Released Party, paid all amounts he owes on Company-provided credit cards or

Exhibit 10.13
accounts (such as mobile or smart phone accounts), and canceled or personally assumed any such credit cards or accounts.

(b)    Taxes: All payments under this Agreement will be subject to applicable tax withholding and deductions by the Company.

(c)    Ownership of Claims: Executive has not assigned or transferred any Claim he is purporting to release, nor has he attempted to do so.

(d)    Communication with Government Agency; Immunity: This Agreement does not preclude Executive from filing an administrative charge or otherwise communicating with any federal, state, local or non-U.S. government office, official or agency, or from reporting possible violations of any law or regulation, making disclosures to, and/or participating in any investigation or proceeding conducted by any federal, state, local or non-U.S. agency, including the National Labor Relations Board, the Equal Employment Opportunity Commission, the Securities and Exchange Commission (“SEC”), the Department of Fair Employment and Housing and/or any governmental authority charged with the enforcement of any employment laws. Furthermore, nothing in this Agreement prohibits Executive from: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934 (the “Exchange Act”), maintaining the confidentiality of a claim with the SEC; (ii) providing Confidential Information (as defined in Section 6(f) below) to the SEC, or providing the SEC with information that would otherwise violate any provision of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F of the Exchange Act. Notwithstanding Executive’s confidentiality obligations set forth in this Agreement, Executive understands that, pursuant to the Defend Trade Secrets Act of 2016, Executive will not be held criminally or civilly liable under any U.S. Federal or State trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, local or non-U.S. government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive also understands that if he files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to his attorney and use the trade secret information in the court proceeding, if Executive (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order. Executive understands that if a disclosure of trade secrets was not done in good faith pursuant to the above, then he may be subject to liability, including, without limitation, punitive damages and attorneys’ fees.

(e)     Mutual Agreement Not to Disparage or Harm: Subject to Section 6(d), Executive agrees not to criticize, denigrate, or disparage any Released Party and, in particular, not to criticize, denigrate, or disparage any current or former employee of the Company. Executive understands and agrees that breach of this provision will result in damages that are difficult to quantify. The Company likewise agrees to instruct its officers not to criticize, denigrate, or disparage Executive or his work in any communication to a third party. Executive agrees not to incur any expenses, obligations, or liabilities on behalf of the Company.

Exhibit 10.13
(f)     Confidential and Proprietary Information and Existing Obligations: Subject to Section 6(d), Executive understands that, at all times in the future, he will remain bound by any Company or Affiliate agreement or policy relating to non-solicitation, noncompetition, confidential information, proprietary information, invention, or similar matters to which he is now subject, in accordance with the terms of such agreement or policy, including, but not limited to, any FactSet Research Systems Inc. Intellectual Property Agreement which Executive previously signed and any noncompetition, non-solicitation and confidentiality restrictions to which he is subject pursuant to the Stock Option and Award Plan, and any award agreements thereunder, and which are expressly incorporated by reference herein, and Executive agrees that to the extent any provision in any such agreement, plan or policy conflicts with any provision in this Agreement, the provision or interpretation affording the greater protection to the Company shall govern. In particular, Executive acknowledges that his employment by the Company created a relationship of confidence and trust with respect to any information of a confidential or secret nature disclosed to him by the Company or a third party that (i) related to the business of the Company or to the business of any parent, Subsidiary, Affiliate, customer or supplier of the Company or any other party with whom the Company agreed to hold information of such party in confidence, (ii) was not generally known to the public or to other persons in the industry, or if generally known, was used, selected or arranged by the Company in a manner not generally known and was made the property of the Company by mutual agreement of the parties, including by the Invention Assignment and Proprietary Information Agreement, and/or similar agreement, and (iii) that the Company has taken reasonable measures under the circumstances to protect from unauthorized use or disclosure (the “Confidential Information”). Executive agrees and represents that he has not disclosed, copied, disseminated, shared or transmitted any Confidential Information to any person, firm, corporation or entity for any reason or purpose whatsoever, except in the course of carrying out his duties and responsibilities of employment with the Company. Executive also agrees, at all times in the future, not to make use of any Confidential Information for his own purposes or for the benefit of any person, firm, corporation or other entity. Executive further warrants and represents that all Confidential Information in his possession, custody or control that is or was a property of the Company has been or shall be returned to the Company by the Retirement Date.

(g)    Implementation: Executive agrees to sign any documents and do anything else that in the future is needed to implement this Agreement.

(h)    Other Representations: In addition to Executive’s other representations in this Agreement, Executive has made the following representations to the Company, on which Executive acknowledges it also has relied in entering into this Agreement with him:

    (i)     Executive has not suffered any job-related wrongs or injuries, such as any type of discrimination, for which he might still be entitled to compensation or relief in the future. Executive has properly reported any and all job-related wrongs or injuries for which he might still be entitled to compensation or relief, such as an injury for which he might receive a workers’ compensation award in the future. Executive has properly reported all hours that he has worked and Executive has been paid all wages, overtime, commissions, compensation, benefits, and other amounts that the Company or any Released Party should have paid him in the past.

(ii)    This Agreement is not an admission of wrongdoing by the Company or any other Released Party.

Exhibit 10.13
(iii)     Executive is intentionally releasing claims that he does not know he might have and that, with hindsight, Executive might regret having released.

(iv)    If the Company or Executive successfully assert that any provision in this First Release is void, the rest of the Agreement shall remain valid and enforceable.

(v)    Executive has read this Agreement in its entirety and understands all of its terms.

(vi)     Executive has been advised in writing to consult with an attorney of his choosing and has consulted with such counsel as he believed was necessary before signing this Agreement.

(vii)     Executive knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, First Release, and covenants contained in it.

(viii)     Executive is signing this Agreement, including the waiver and First Release, in exchange for good and valuable consideration in addition to anything of value to which he is otherwise entitled.

(ix)     Executive was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of his choice, although he may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period.

(x)     Executive understands that he has seven (7) days after signing this Agreement to revoke the First Release by delivering notice of revocation to the Chief Legal Officer at FactSet Research Systems Inc., 45 Glover Avenue, Norwalk, CT 06850, before the end of this seven-day period.

(xi)     If Executive does not revoke this Agreement, it will become enforceable on the eighth day after he signs it.

(i)     Post-Termination Restrictions: Executive acknowledges and understands that the post-termination restrictions that are contained in Section 13 of the Stock Option and Award Plan, will continue to apply.

(j)     False Claims Representations and Promises: Executive has disclosed to the Company any information he has concerning any conduct involving the Company or any Affiliate that he has any reason to believe may be unlawful or that involves any false claims to the United States. Executive promises to cooperate fully in any investigation the Company or any Affiliate undertakes into matters occurring during his employment with the Company or any Affiliate. Executive understands that nothing in this Agreement prevents him from cooperating with any U.S. government investigation. In addition, to the fullest extent permitted by law, Executive hereby irrevocably assigns to the U.S. government any right he might have to any proceeds or awards in connection with any false claims proceedings against the Company or any Affiliate.

Exhibit 10.13
(k)     Cooperation Required: Executive agrees that when requested by the Company, he will promptly and fully respond to all inquiries from the Company or any Affiliate and its representatives relating to any lawsuit in which he is identified as having factual information needed by the Company. To the extent Executive incurs reasonable out-of-pocket expenses (such as postage costs or telephone charges) in assisting the Company or any Affiliate at its request, the Company will mail Executive a reimbursement check for those expenses within fifteen (15) days after it receives his request for payment, along with satisfactory written substantiation of the claimed expenses.

(l)     Disclosure: Nothing herein shall prevent the Company or Executive from disclosing the terms of this Agreement if required to do so under applicable law or by a court of competent jurisdiction, or otherwise to an advisor, so long as such advisor is instructed and agrees to maintain confidentiality.

Section 7.     Consequences of Violating Promises

Executive agrees that the Company would be irreparably harmed by any actual or threatened violation of Section 6 that involves disclosure or use of confidential information, proprietary information, trade secrets or the violation of any obligations to the Company or its Affiliates in respect of noncompetition or non-solicitation, and that the Company will be entitled to an injunction prohibiting Executive from committing any such violation. In addition, Executive agrees that, in the event of any actual or threatened violation of Section 6 or any confidentiality, non-solicitation or noncompetition agreement with the Company or any of its Subsidiaries, then the Company shall (a) have no obligation to provide the Equity Award Treatment and (b) will be entitled to recover any amounts previously paid to him with respect to the Equity Award Treatment.

Section 8.     Miscellaneous

(a)     Entire Agreement: In addition to any Company or Affiliate agreement, plan or policy relating to non-solicitation, noncompetition, the confidentiality of proprietary information, inventions, or similar matters referenced in Section 6 above, this Agreement, including the Second Release, is the entire agreement between Executive and the Company relating to his termination of employment or the subject matter of this Agreement. This Agreement may not be modified or canceled in any manner, nor may any provision of it or any legal remedy with respect to it be waived, except by a writing signed by both Executive and an authorized Company official. Executive acknowledges that the Company has made no representations or promises to him (such as that his former position will remain vacant), other than those in or referred to by this Agreement. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable.

(b)     Successors: This Agreement binds Executive’s heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns. their respective heirs, administrators, representatives, executors, successors, and assigns.

(c)     Interpretation: This Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against Executive or any Released Party. Unless the context indicates otherwise, the term “or” shall be deemed to include the term “and” and the singular or

Exhibit 10.13
plural number shall be deemed to include the other. Captions are intended solely for convenience of reference and shall not be used in the interpretation of this Agreement.

Section 9.     Arbitration

Except as otherwise set forth in Section 6, the Company and Executive mutually consent to the resolution by final and binding arbitration of any and all disputes, controversies or claims between them including, without limitation, (a) any dispute, controversy or claim related in any way to Executive’s employment with the Company or any Affiliate or any termination thereof, (b) any dispute, controversy or claim of alleged discrimination, harassment or retaliation (including, but not limited to, claims based on race, sex, sexual preference, religion, national origin, age, marital or family status, medical condition, handicap or disability) and (c) any claim arising out of or relating to this Agreement (including the scope of this Section 9) or the breach thereof (collectively, “Disputes”); provided, however, that nothing herein will require arbitration of any claim or charge which, by law, cannot be the subject of a compulsory arbitration agreement; provided, further, that notwithstanding anything to the contrary herein, Executive may, but is not required to, arbitrate claims for sexual harassment or assault to the extent applicable law renders a pre-dispute arbitration agreement covering such claims invalid or unenforceable. All Disputes will be resolved exclusively by arbitration administered by the Judicial Arbitration and Mediation Services (“JAMS”) under the JAMS Employment Dispute Resolution Rule then in effect (the “JAMS Rules”). Any arbitration proceeding brought under this Agreement will be conducted in New York, New York, or another mutually agreed upon location before one arbitrator selected in accordance with the JAMS Rules. Each party to any Dispute will pay its own expenses, including attorneys’ fees. The arbitrator will be empowered to award either party any remedy at law or in equity that the party would otherwise have been entitled to had the matter been litigated in a court of competent jurisdiction; provided, however, that (i) the authority to award any remedy is subject to whatever limitations, if any, exist in the applicable law on such remedies and (ii) the arbitrator is not empowered to award damages in excess of compensatory damages, and each party hereto irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any dispute, controversy or claim. The arbitrator will issue a decision or award in writing, stating the essential findings of fact and conclusions of law. Any judgment on or enforcement of any award, including an award providing for interim or permanent injunctive relief, rendered by the arbitrator may be entered, enforced or appealed from in any court of competent jurisdiction. Any arbitration proceedings, decision or award rendered hereunder, and the validity, effect and interpretation of this arbitration provision, will be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. It is part of the essence of this Agreement that any Disputes hereunder will be resolved expeditiously and as confidentially as possible. Accordingly, the Company and Executive agree that all proceedings in any arbitration will be conducted under seal and kept strictly confidential. In that regard, no party will use, disclose or permit the disclosure of any information, evidence or documents produced by any other party in the arbitration proceedings or about the existence, contents or results of the proceedings except as may be required by any legal process, as required in an action in aid of arbitration or for enforcement of or appeal from an arbitral award or as may be permitted by the arbitrator for the preparation and conduct of the arbitration proceedings.

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Exhibit 10.13

BEFORE SIGNING THIS AGREEMENT, EXECUTIVE MAY TAKE IT HOME, READ IT, AND CAREFULLY CONSIDER IT, INCLUDING, IF EXECUTIVE CHOOSES, TO DISCUSS IT WITH HIS ATTORNEY (AT HIS OWN EXPENSE). EXECUTIVE HAS 21 DAYS FOLLOWING THE DATE OF THIS AGREEMENT TO CONSIDER THIS AGREEMENT. IF EXECUTIVE DOES NOT SIGN AND RETURN THIS AGREEMENT WITHIN THIS 21-DAY PERIOD, IT IS AUTOMATICALLY VOIDED. ANY CHANGES TO THIS AGREEMENT, WHETHER MATERIAL OR IMMATERIAL, WILL NOT RESTART THE 21-DAY CONSIDERATION PERIOD.

ONCE EXECUTIVE SIGNS THIS AGREEMENT, EXECUTIVE WILL HAVE AN ADDITIONAL 7 DAYS TO REVOKE IT. IF EXECUTIVE CHOOSES TO REVOKE THIS AGREEMENT, HE MUST DELIVER A WRITTEN NOTICE OF REVOCATION TO:

CHIEF LEGAL OFFICER
FACTSET RESEARCH SYSTEMS INC.
45 GLOVER AVENUE, NORWALK, CT 06850

BY SIGNING THIS AGREEMENT, EXECUTIVE WILL BE WAIVING HIS KNOWN AND UNKNOWN CLAIMS.

Executed on this ___12th____day of ____August_______, 2025, and signed under penalty of perjury under the laws of the state of Connecticut.

/s/ FREDERICK PHILIP SNOW
Signature

F. Philip Snow
Print Name

For FactSet Research Systems Inc
/s/ CHRISTOPHER MCLOUGHLIN
Signature

Name: Christopher McLoughlin
Title: Authorized Individual

Exhibit 10.13

APPENDIX A1

OUTSTANDING EQUITY AWARDS

Grant Date	Vested Stock Options (#)	Unvested Stock Options (#)	Unvested Performance Share Units Assuming Maximum Performance (#)
11/1/16	11,961	—	—
11/2/17	31,075	—	—
11/1/18	26,422	—	—
11/1/19	24,922	—	—
11/9/20	17,896	4,474	—
11/1/21	13,182	8,791	—
11/1/22	7,960	11,942	9,030
11/1/23	4,525	18,100	14,130
11/1/24	—	28,175	16,818

1 The table below is illustrative and reflects Mr. Snow’s outstanding, unexercised awards as of the date of this Agreement and does not reflect the effect of currently scheduled exercises and sales that are expected to occur after the date of this Agreement.

Exhibit 10.13

APPENDIX B

Second Release

This release (this “Second Release”) is made by F. Philip Snow (“Executive”) as of the date set forth below in connection with the Retirement Agreement and General Release of Claims between Executive and FactSet Research Systems Inc. (the “Company”), made August ________, 2025 (the “Retirement Agreement”), and in association with the termination of Executive’s employment with the Company. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Retirement Agreement.

1.In consideration of payments to be made to Executive and other benefits to be received by Executive pursuant to the Retirement Agreement, Executive, being of lawful age, irrevocably and unconditionally releases (i.e., gives up), acquits and forever discharges all known and unknown claims, promises, causes of action, charges, complaints, demands, liabilities, obligations, agreements, controversies, damages, suits, entitlements, costs, losses, debts and expenses (including attorneys’ fees and legal expenses) or similar rights of any type that Executive ever had, now has, or may hereafter claim to have (“Claims”) with respect to the Company and all other Released Parties arising from the beginning of time up to the date Executive executes this Second Release. Executive understands that Executive is not releasing future rights or claims, meaning rights or claims that arise after the date that Executive executes and delivers this Second Release. Executive understands that the Claims Executive is releasing might arise under many different federal, state, local or non-U.S. laws (including statutes, regulations, other administrative guidance, and common law doctrines). Without limiting the generality of the foregoing, Executive acknowledges that Executive knowingly and voluntarily waives and releases any and all Claims under the Age Discrimination in Employment Act (the “ADEA”) and Executive Order 11,141, which prohibit age discrimination in employment, as well as all Claims under the following:

(a)     Anti-discrimination statutes, such as Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, and Executive Order 11,246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; the Genetic Information Nondiscrimination Act of 2008, which prohibits discrimination based on genetic information; and any other federal, state, local or non-U.S. laws prohibiting discrimination in employment based on a protected category, such as actual or perceived race, religion, color, national origin, ancestry, physical or mental disability, medical condition, genetic information, marital status, sex, sexual orientation, or association with a person who has, or is perceived to have, any of those characteristics;

Exhibit 10.13
(b)    Federal employment statutes, such as the Worker Adjustment and Retraining Notification Act, which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974,

which, among other things, protects employee benefits; and any other federal laws relating to employment, such as veterans’ reemployment rights laws; and

(c)    Other laws, such as any federal, state, local or non-U.S. laws mandating leaves of absence, restricting an employer’s right to terminate employees, or otherwise regulating employment; any federal, state, local or non-U.S. law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any other federal, state, local or non U.S. laws providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims; any other law relating to salary, commission, compensation, benefits, and other matters; and family and medical leave laws.

Examples of released Claims include, but are not limited to the following (except to the extent explicitly preserved by Section 4(b) of the Retirement Agreement): (i) Claims that in any way relate to or arose during Executive’s employment with the Company, or the termination of that employment, such as Claims for compensation, bonuses, commissions, lost wages, or unused accrued vacation or sick pay; (ii) Claims that in any way relate to the design or administration of any employee benefit program; (iii) Claims that Executive has irrevocable or vested rights to severance or similar benefits or to post-employment health or group insurance benefits; (iv) any Claims to attorneys’ fees or other indemnities (such as under the Civil Rights Attorneys’ Fees Act), with respect to Claims Executive is releasing; or (v) Claims under the Connecticut Human Rights and Opportunities Law, the Connecticut Family and Medical Leave Law, the Connecticut Age Discrimination and Employee Insurance Benefits Law, and the Connecticut Smokers’ Rights Law.

2.    Notwithstanding anything to the contrary, nothing in this Second Release shall constitute a release of any rights of Executive that are preserved pursuant to Section 4(b) of the Retirement Agreement, and nothing herein shall prohibit or restrict Executive from taking any actions permitted by Section 6(d) of the Retirement Agreement. In addition, nothing in this Second Release shall prohibit or restrict Executive from challenging the knowing and voluntary nature of Executive’s release of claims under the ADEA pursuant to the Older Workers Benefit Protection Act.

3.    Executive acknowledges that, before signing this Second Release, Executive was given at least 21 days in which to consider this Second Release. Executive waives any right Executive might have to additional time within which to consider this Second Release. Executive further acknowledges that: (1) Executive took advantage of the time Executive was given to consider this Second Release before signing it; (2) Executive carefully read this Second Release; (3) Executive fully understands it; (4) Executive is entering into it voluntarily; (5) Executive is receiving valuable consideration in exchange for Executive’s execution of this Second Release that Executive would not otherwise be entitled to receive; (6) the Company, by this writing, encouraged Executive to discuss this Second Release with Executive’s attorney (at Executive’s

Exhibit 10.13
own expense) before signing it, and that Executive did so to the extent Executive deemed appropriate; and (7) any changes made to this Second Release, whether material or immaterial, will not restart the 21-day consideration period. Executive understands that Executive is entitled to revoke this Second Release, in writing, within 7 days once Executive signs it. Such revocation must be delivered to the Company as provided herein within the 7 day period, in which case Executive will not be entitled to receive the Equity Award Treatment. If Executive does not revoke this Second Release, it will become enforceable on the eighth day after Executive signs it. The Company need not sign this Second Release for it to become effective and irrevocable.

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Exhibit 10.13

BEFORE SIGNING THIS SECOND RELEASE, EXECUTIVE MAY TAKE IT HOME, READ IT, AND CAREFULLY CONSIDER IT, INCLUDING, IF EXECUTIVE CHOOSES, TO DISCUSS IT WITH HIS ATTORNEY (AT HIS OWN EXPENSE). EXECUTIVE HAS 21 DAYS FOLLOWING THE RETIREMENT DATE TO CONSIDER THIS SECOND RELEASE. IF EXECUTIVE DOES NOT SIGN AND RETURN THIS SECOND RELEASE WITHIN THIS 21-DAY PERIOD, IT IS AUTOMATICALLY VOID, AND EXECUTIVE IS NOT ENTITLED TO THE EQUITY AWARD TREATMENT. ANY CHANGES TO THIS SECOND RELEASE FOLLOWING THE TERMINATION DATE, WHETHER MATERIAL OR IMMATERIAL, WILL NOT RESTART THE 21-DAY CONSIDERATION PERIOD.

ONCE EXECUTIVE SIGNS THIS SECOND RELEASE, EXECUTIVE WILL HAVE AN ADDITIONAL 7 DAYS TO REVOKE IT. IF EXECUTIVE CHOOSES TO REVOKE THIS SECOND RELEASE, HE MUST DELIVER A WRITTEN NOTICE OF REVOCATION TO:

CHIEF LEGAL OFFICER
FACTSET RESEARCH SYSTEMS INC.
45 GLOVER AVENUE, NORWALK, CT 06850

BY SIGNING THIS SECOND RELEASE, EXECUTIVE WILL BE WAIVING HIS KNOWN AND UNKNOWN CLAIMS.

Executed on this _______day of ___________, 20____, and signed under penalty of perjury under the laws of the state of Connecticut.

Signature

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